UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012, Thor Industries, Inc. (the “Company”) and Christian G. Farman, the Company’s former Senior Vice President, Treasurer and Chief Financial Officer, entered into a Separation and Release Agreement (the “Separation Agreement”) in connection with Mr. Farman’s resignation from the Company effective October 12, 2012 (the “Separation Date”).

Pursuant to the terms of the Separation Agreement, the Company has agreed, subject to Mr. Farman not revoking the Separation Agreement within the time specified therefor, to provide Mr. Farman with (i) a lump sum payment on the 30th day following the Separation Date of $850,000, which amount represents nine months of Mr. Farman’s base salary payable pursuant to his May 2008 employment offer letter plus an additional and separate severance amount of $250,000; (ii) payment on behalf of Mr. Farman of the full amount of premiums required for COBRA continuation coverage for Mr. Farman and his eligible dependents under the Company’s medical health plans for the lesser period of 18 months following the Separation Date beginning with November 2012 or until Mr. Farman shall gain employment with another employer; and (iii) reimbursement for the actual legal fees up to a total maximum amount of $10,000 incurred by Mr. Farman in connection with the Separation Agreement. In addition, the Separation Agreement provides for the immediate vesting of all of Mr. Farman’s outstanding options that were due to vest within one year of the Separation Date, consisting of a total of 40,000 immediately vested options. Mr. Farman shall have the lesser of (i) three months following the Separation Date or (ii) the expiration date for their original terms to exercise his vested stock options (including all options that vested on or before the Separation Date), and shall be permitted to exercise all his vested options via cashless or net exercise.

In consideration of the payments and other benefits accruing to Mr. Farman under the Separation Agreement, Mr. Farman provided the Company and certain affiliated persons with a general release. Mr. Farman also agreed not to disclose any confidential or proprietary information of the Company.

A copy of the Separation Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Separation and Release Agreement, dated October 25, 2012, by and between the Company and Christian G. Farman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: October 29, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation and Release Agreement, dated October 25, 2012, by and between the Company and Christian G. Farman